EXHIBIT 99.1

FIRST NATIONAL

CORPORATION

Contact:

Harry S. Smith, President & CEO

M. Shane Bell, EVP & CFO

(540) 465-9121

(540) 465-9121

hsmith@firstbank-va.com

sbell@firstbank-va.com

News Release

April 19, 2006

FIRST NATIONAL CORPORATION ANNOUNCES 53% INCREASE IN FIRST QUARTER EARNINGS

Strasburg, Virginia (April 19, 2006) --- First National Corporation (OTCBB: FXNC) reported first quarter earnings of $1.5 million or $0.52 per basic and diluted share, compared to earnings of $985 thousand or $0.34 per basic and diluted share for the first quarter of 2005. This increase was a result of growth in the loan portfolio, improvements in the net interest margin and operating efficiency and a lower provision for loan losses. Return on assets was 1.28% compared to 0.96% in 2005 and return on equity was 20.44% compared to 15.15% the same quarter a year ago.

Net interest income increased 19.8% to $4.4 million for the first quarter of 2006 compared to $3.6 million for the first quarter of 2005. This increase was primarily attributable to a 15.4% increase in average interest-earning assets and a 12 basis point increase in the net interest margin to 3.95% for the first quarter of 2006, compared to 3.83% for the same period of 2005. Increasing interest rates over the past twelve months and an asset sensitive balance sheet had a positive impact on the net interest margin when comparing the periods.

Noninterest income increased 35.9% to $1.2 million for the first quarter of 2006 compared to $899 thousand for the same period in 2005. Fees for other customer services increased 75.1% to $471 thousand for the first quarter of 2006, compared to $269 thousand for the same period in 2005. This was a result of an increase in fee income from trust and asset management, check card fees and brokerage services. Noninterest expense increased 14.0% to $3.3 million for the first quarter of 2006 compared to $2.9 million for the same period in 2005.  Salaries and employee benefits increased 17.0% over the comparable period in 2005 as a result of salary increases and hiring additional personnel to support business growth. The efficiency ratio improved to 57.66% in the first quarter of 2006 from 61.98%, which resulted from income growth that outpaced expense growth.

Asset quality remained strong in the first quarter of 2006 as nonperforming asset balances remained low. Net recoveries of $57 thousand were reported for the first quarter of 2006, compared to $55 thousand in net charge-offs for the comparable period of 2005. The net recoveries, reduction in classified loans and improvements in delinquency ratios contributed to a lower loan loss provision of $85 thousand for the first quarter of 2006 compared to $245 thousand for the same period in 2005. The allowance for loan losses totaled $3.7 million or 0.93% of total loans at March 31, 2006, compared to $3.1 million or 0.91% of total loans at March 31, 2005.

The Company notes to investors that past results of operations do not necessarily indicate future results. Certain factors that affect the Company’s operations and business environment are subject to uncertainties that could in turn affect future results. These factors are identified in the Annual Report on Form 10-K for the period ended December 31, 2005, which can be accessed from the Company’s website at www.firstbank-va.com.

First National Corporation, headquartered in Strasburg, Virginia, is the financial holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from nine branch offices in the northern Shenandoah Valley region of Virginia, including Shenandoah County, Warren County, Frederick County and the City of Winchester. First Bank also owns First Bank Financial Services, Inc., which invests in partnerships that provide investment services and title insurance.

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	For the Three Months Ended
Income Statement	March 31, 2006	March 31, 2005
Interest and dividend income
Interest and fees on loans	$ 6,636	$ 5,131
Interest on federal funds sold	1	7
Interest on deposits in banks	28	16
Interest and dividends on securities available for sale:
Taxable interest	654	496
Nontaxable interest	106	106
Dividends	53	31
Total interest and dividend income	$ 7,478	$ 5,787

Interest expense
Interest on deposits	$ 2,237	$ 1,449
Interest on federal funds purchased	77	27
Interest on company obligated mandatorily redeemable capital securities	147	108
Interest on other borrowings	658	564
Total interest expense	$ 3,119	$ 2,148

Net interest income	$ 4,359	$ 3,639
Provision for loan losses	85	245
Net interest income after provision for loan losses	$ 4,274	$ 3,394

Noninterest income
Service charges	$ 663	$ 585
Fees for other customer services	471	269
Gains on sale of loans	45	56
Other operating income	43	(11)
Total noninterest income	$ 1,222	$ 899

Noninterest expense
Salaries and employee benefits	$ 1,784	$ 1,525
Occupancy	199	175
Equipment	270	222
Other operating expense	1,004	936
Total noninterest expense	$ 3,257	$ 2,858

Income before income taxes	$ 2,239	$ 1,435
Provision for income taxes	727	450
Net income	$ 1,512	$ 985

Share and Per Share Data (1)
Net income, basic and diluted	$ 0.52	$ 0.34
Shares outstanding at period end	2,922,860	2,924,124
Weighted average shares, basic and diluted	2,922,860	2,924,124
Book value at period end	$ 10.39	$ 8.98
Cash dividends	$ 0.12	$ 0.11

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	For the Three Months Ended
	March 31, 2006	March 31, 2005
Key Performance Ratios
Return on average assets	1.28%	0.96%
Return on average equity	20.44%	15.15%
Net interest margin	3.95%	3.83%
Efficiency ratio (2)	57.66%	61.98%

Asset Quality
Loan charge-offs	$ 59	$ 115
Loan recoveries	116	60
Net charge-offs (recoveries)	(57)	55
Nonaccrual loans	209	291
Nonperforming assets	473	321
Repossessed assets	53	77

Average Balances
Total assets	$ 479,587	$ 416,288
Total shareholders’ equity	29,993	26,369

Capital Ratios
Tier 1 capital	$ 38,928	$ 34,376
Total capital	42,598	37,442
Total capital to risk-weighted assets	10.50%	11.05%
Tier 1 capital to risk-weighted assets	9.60%	10.14%
Leverage ratio	8.12%	8.26%

Balance Sheet
Cash and due from banks	$ 9,039	$ 6,692
Interest-bearing deposits in banks	2,811	765
Securities available for sale, at fair value	70,054	64,675
Loans held for sale	164	400
Loans, net of allowance for loan losses	389,978	332,720
Premises and equipment, net	15,175	12,221
Interest receivable	1,810	1,425
Other assets	3,592	3,855
Total assets	$ 492,623	$ 422,753

Noninterest-bearing demand deposits	$ 86,871	$ 73,230
Savings and interest-bearing demand deposits	145,317	136,648
Time deposits	152,247	120,980
Total deposits	$ 384,435	$ 330,858
Federal funds purchased	2,455	10,036
Other borrowings	65,218	45,236
Company obligated mandatorily redeemable capital securities	8,248	8,248
Accrued expenses and other liabilities	1,886	2,127
Total liabilities	$ 462,242	$ 396,505

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	March 31, 2006	March 31, 2005
Balance Sheet (continued)
Common stock	$ 3,653	$ 3,655
Surplus	1,465	1,465
Retained earnings	25,896	21,350
Accumulated other comprehensive (loss), net	(633)	(222)
Total shareholders’ equity	$ 30,381	$ 26,248

Total liabilities and shareholders’ equity	$ 492,623	$ 422,753

Loan Data
Mortgage loans on real estate:
Construction	$ 59,793	$ 48,589
Secured by farm land	2,525	2,254
Secured by 1-4 family residential	102,044	91,606
Other real estate loans	151,270	120,981
Loans to farmers (except those secured by real estate)	1,952	721
Commercial and industrial loans (except those secured by real estate)	42,628	37,939
Consumer installment loans	28,589	30,579
Deposit overdrafts	264	211
All other loans	4,583	2,906
Total loans	$ 393,648	$ 335,786
Allowance for loan losses	3,670	3,066
Loans, net	$ 389,978	$ 332,720

(1) Share and per share data for prior periods have been restated to give retroactive effect of the Company’s two-for-one stock split declared March 16, 2005. The stock split was payable on April 29, 2005 to shareholders of record March 30, 2005.

(2) The efficiency ratio is computed by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income excluding securities gains and losses. This is a non-GAAP financial measure that we believe provides investors with important information regarding operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Net interest income on a tax equivalent basis was $4,426 and $3,713 for the three months ended March 31, 2006 and 2005, respectively. Noninterest income excluding securities gains and losses was $1,222 and $899 for the three months ended March 31, 2006 and 2005, respectively. Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

FIRST NATIONAL CORPORATION

Consolidated Average Balances, Yields and Rates

Three Months Ended March 31, 2006 and 2005

(dollars in thousands)

	Three months ended March 31,
	2006			2005
	Interest				Interest
Assets	Average Balance	Income/ Expense	Yield/ Rate (3)	Average Balance	Income/ Expense	Yield/ Rate (3)
Interest-bearing deposits
in other banks	$ 1,011	$ 28	11.02%	$ 908	$ 16	7.14%
Securities:
Taxable	60,742	706	4.72%	52,813	528	4.05%
Tax-exempt (1)	10,068	161	6.47%	10,024	161	6.52%
Total securities	70,810	867	4.97%	62,837	689	4.45%
Loans: (2)
Taxable	379,893	6,611	7.06%	325,472	5,092	6.35%
Tax-exempt (1)	2,524	38	6.14%	3,655	58	6.41%
Total loans	382,417	6,649	7.05%	329,127	5,150	6.35%
Federal funds sold	66	1	4.36%	738	7	3.58%
Total earning assets	454,304	7,545	6.74%	393,610	5,862	6.04%
Less: allowance for loan losses	(3,619)			(2,951)
Total nonearning assets	28,902			25,629
Total assets	$ 479,587			$ 416,288

Liabilities and Shareholders’ Equity
Interest-bearing deposits:
Checking	$ 57,328	$ 319	2.26%	$ 62,267	$ 248	1.61%
Money market accounts	14,201	54	1.53%	13,259	37	1.12%
Savings accounts	72,687	509	2.84%	60,962	244	1.62%
Certificates of deposit:
Less than $100,000	75,799	632	3.38%	72,799	554	3.09%
Greater than $100,000	73,283	723	4.00%	46,119	367	3.23%
Total interest-bearing deposits	293,298	2,237	3.09%	255,406	1,450	2.30%
Federal funds purchased	6,105	77	5.12%	3,786	27	2.91%
Company obligated mandatorily
redeemable capital securities	8,248	147	7.24%	8,248	108	5.30%
Other borrowings	59,799	658	4.46%	49,138	564	4.65%
Total interest-bearing liabilities	367,450	3,119	3.44%	316,578	2,149	2.75%
Noninterest-bearing liabilities
Demand deposits	80,637			71,255
Other liabilities	1,507			2,086
Total liabilities	449,594			389,919
Shareholders’ equity	29,993			26,369
Total liabilities and
shareholders’ equity	$ 479,587			$ 416,288
Net interest income		$ 4,426			$ 3,713
Interest rate spread			3.30%			3.29%
Net interest margin			3.95%			3.83%

(1) Income and yields are reported on a taxable-equivalent basis assuming a federal tax rate of 34%. The tax-equivalent adjustment was $67 thousand and $74 thousand for 2006 and 2005, respectively.

(2) Loans placed on nonaccrual status are reflected in the balances.

(3) Annualized